UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2011

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2011, Jarden Corporation (the “Company”) entered into Amendment No. 2 to Second Amended and Restated Loan Agreement (the “Amendment”) amending certain provisions of the Second Amended and Restated Loan Agreement, dated as of July 29, 2010, among the Company, as servicer, Jarden Receivables, LLC, as borrower, Three Pillars Funding LLC and Wells Fargo Bank, National Association, as lenders, and SunTrust Robinson Humphrey, Inc., as administrator.

Pursuant to the terms of the Amendment (i) the facility has been extended until May 12, 2014; and (ii) certain other agreements, obligations, covenants, representations and warranties of the parties thereto have been amended, modified and/or supplemented.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion in “Item 1.01. Entry into a Material Definitive Agreement” of this Form 8-K which discussion is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to the Second Amended and Restated Loan Agreement, dated as of May 12, 2011, by and among Jarden Corporation, as servicer, Jarden Receivables, LLC, as borrower, Three Pillars Funding LLC and Wells Fargo Bank, National Association, as lenders, and SunTrust Robinson Humphrey, Inc., as administrator.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2011

JARDEN CORPORATION

By:	/s/ John E. Capps
Name: John E. Capps
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Number	Exhibit

10.1	Amendment No. 2 to the Second Amended and Restated Loan Agreement, dated as of May 12, 2011, by and among Jarden Corporation, as servicer, Jarden Receivables, LLC, as borrower, Three Pillars Funding LLC and Wells Fargo Bank, National Association, as lenders, and SunTrust Robinson Humphrey, Inc., as administrator.